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                                                                  EXHIBIT 10(a)


                    FIRST AMENDMENT TO LA QUINTA INNS, INC.
                  AMENDED AND RESTATED 1984 STOCK OPTION PLAN

     WHEREAS, La Quinta Inns, Inc. (hereinafter the "Company"), a Texas corporation, maintains the La Quinta Inns, Inc. Amended and Restated 1984 Stock Option Plan (the "Plan");

     WHEREAS, pursuant to Section 9.1 of the Plan, the Company may amend the Plan from time to time;

     NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective May 26, 1994:

          1. Section 3.3 shall be amended and restated in its entirety as follows:

               "3.3. Subject to the provisions of the Plan, the Committee shall in its discretion, determine which employees of the Company shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, whether Options shall be ISOs, and the terms and conditions of the Options. In no event shall the number of shares subject to options granted to any one employee exceed 350,000 in any one year."

          2. Section 6.13 shall be amended and restated in its entirety as follows:

               "6.13. Special Terms, Conditions and Rules for Options to Non-Employee Directors. Non-employee directors of the Company shall be granted Non-ISO Options under the Plan in lieu of annual monetary retainers and regular and special Board and committee attendance fees previously paid to non-employee directors by the Company prior to May 21, 1992. The grant of such Options shall occur annually on the date that, and immediately after, each non-employee director is elected to the Board at each annual meeting of shareholders, and the total number of shares subject to each annual Option grant to each non-employee director shall be 13,500 shares, subject to adjustment in accordance with Article VIII of the Plan. In the case where a non-employee director is first elected to the Board to fill a vacancy or a newly created position on the Board, either (i) by the shareholders at a special meeting of shareholders duly called for such purpose or (ii) by action of the Board as may be permitted under the Articles or Certificate of Incorporation, the By-Laws and the governing corporate law of the Company, such non-employee director shall be eligible at such election upon resolution of the Board to receive an initial Option for 13,500 shares (subject to adjustment in accordance with Article VIII of the Plan), and thereafter shall receive annual Options as provided for in the preceding sentence above. Options granted to non-employee directors pursuant to this section shall be fully vested on the day following the date an Option is granted




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          and shall be subject to the provisions of Articles II, III, IV, V,
          VIII, IX, X, XI and XII of the Plan and to the specific provisions of sections 6.1, 6.2, 6.5, 6.8, and 6.11 of this Article VI of the Plan to the extent that any such provisions are not inconsistent with this section 6.13. Article VII of the Plan and sections 6.3, 6.4, 6.6, 6.7, 6.9, 6.10 and 6.12 of this Article VI shall not apply to Options granted to non-employee directors under this section 6.13. No Option or portion thereof granted pursuant to this section 6.13 shall be exercisable prior to the first anniversary of the date the Option is granted or after the Termination Date. Moreover, upon any non-employee director ceasing to be a director of the Company for any reason, including death, disability, removal or resignation, each Option held by such non-employee director, whether or not exercisable at that time, together with all rights hereunder, shall terminate on the earlier of the Termination Date or the first anniversary of the date that such non-employee director ceased to be a director of the Company. This section 6.13 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder."

          3. Section 8.1 shall be amended and restated in its entirety as follows:

               "8.1. If (a) the Company shall at any time be involved in a transaction to which section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide, split or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options,

               (i) the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve the Optionees' rights substantially proportionate to the rights existing prior to such event and, to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately; and

               (ii) the number of shares specified as subject to the annual and initial Options thereafter to be granted to non-employee directors of the Company in lieu of annual monetary retainers and regular and special Board and committee attendance fees pursuant to Section 6.13 above shall be increased or decreased, as the case may be, proportionately.

          The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee."